Exhibit 31.2

I, Charles Stewart, Co-President and Chief Financial Officer of Altice USA, Inc., certify that:

1.              I have reviewed this Amendment No. 1 on Form 10-K/A of the Registrant; and

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 30, 2018	By:	/s/ Charles Stewart
Charles Stewart
Co-President and Chief Financial Officer